Exhibit 99.1

SAMSON OIL & GAS LIMITED ANNOUNCES RESULTS OF ANNUAL GENERAL MEETING

Perth – Friday 30 November 2018

Samson Oil & Gas Limited (“Samson”) (ASX: SSN) is pleased to advise the results of today’s Annual General Meeting of shareholders.

All resolutions contained in the Notice of Meeting were approved on a show of hands.

In accordance with Section 251AA of the Corporations Act, the following information is disclosed for proxy votes exercisable by all proxies validly appointed:

SUMMARY OF VOTES BY PROXY	FOR	AGAINST	ABSTAIN
Resolution 1 Re-election of D Rakich	381,975,795	45,166,057	2,192,734
Resolution 2 Adoption of Remuneration Report	364,456,658	45,998,972	18,878,956
Resolution 3 Approval of Additional 10% Placement Facility	374,541,931	49,661,128	5,131,527
Resolution 4 Consolidation of Capital	370,629,768	57,713,919	990,899
Resolution 5 Advisory Vote on named Executive Officer Compensation	371,499,014	54,537,285	3,298,287

For and on behalf of the Board of Directors of

SAMSON OIL & GAS LIMITED

DENIS RAKICH

Director